Exhibit 99.4

AMENDMENT #3 COMMON STOCK PURCHASE WARRANT

This AMENDMENT #1 (this “Amendment”) TO COMMON STOCK PURCHASE WARRANT (the “Warrant”) dated June 28, 2019 between Acura Pharmaceuticals, Inc. (“Acura”), a New York corporation, having a place of business at 616 N. North Court, Suite 120, Palatine, IL 60067, and Abuse Deterrent Pharma, LLC (“AD Pharma”), a Kentucky limited liability company, having a place of business at 2604 River Green Circle, Louisville, Kentucky 40206, is made as of February 28, 2025.

RECITALS

WHEREAS, the Parties desire to amend the Warrant to change the Expiration Date of this Warrant.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in the Warrant, as amended, and this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Acura and AD Pharma agree to change Expiration Date of this Warrant to May 31, 2025.

Amendments. Except as expressly amended by this Amendment #3, the Warrant shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names by their properly and duly authorized officers or representatives as of the date first written above.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Robert Jones
Name:	Robert Jones
Title:	President and CEO

ABUSE DETERRENT PHARMA, LLC

By:	/s/ John Schutte
Name:	John Schutte
Title:	Managing Partner